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                                                                   EXHIBIT 21.1

                           Subsidiaries of Registrant

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
Name                                          State of Organization
----                                          ---------------------
Academy Plaza L.L.C. 1                               Delaware
Academy Plaza L.L.C. 2                               Delaware
API Red Lion Shopping Center Associates              New York
Cedar-Camp Hill, LLC                                 Delaware
Cedar Center Holdings L.L.C. 3                       Delaware
Cedar-Columbus LLC                                   Delaware
Cedar Fort Washington LLC                            Delaware
Cedar Golden Triangle, LLC                           Delaware
Cedar-Point Limited Partner LLC                      Delaware
Cedar-Riverview LLC                                  Delaware
Cedar-RL LLC                                         Delaware
Cedar Shopping Centers Partnership, L.P.             Delaware
Cedar Southington Plaza LLC                          Delaware
Cedar-Valley Plaza, LLC                              Delaware
CIF-Fairport Associates, LLC                         Delaware
CIF-Fairview Plaza Associates, LLC                   Delaware
CIF Halifax Plaza Associates, LLC                    Delaware
CIF-Loyal Plaza Associates, Corp.                    Delaware
CIF-Loyal Plaza Associates, L.P.                     Delaware
CIF Newport Plaza Associates, LLC                    Delaware
CIF Pine Grove Pad Associates, LLC                   Delaware
CIF-Pine Grove Plaza Associates, LLC                 Delaware
CSC-Columbus LLC                                     Delaware
CSC-Riverview LLC                                    Delaware
CH Swede Square, L.P.                                Delaware
Fairview Plaza Associates, L.P.                      Delaware
Fairport Associates, L.P.                            Delaware
Fort Washington Fitness, L.P.                        Delaware
Greentree Road L.L.C. 1                              Delaware
Greentree Road L.L.C. 2                              Delaware
Halifax Plaza Associates, L.P.                       Delaware
Loyal Plaza Associates L.P.                          Delaware
Newport Plaza Associates, L.P.                       Delaware
Pine Grove Pad Associates, LLC                       Delaware
Pine Grove Plaza Associates, LLC                     Delaware
Pine Grove Plaza, LLC                                Delaware
Port Richmond L.L.C. 1                               Delaware
Port Richmond L.L.C. 2                               Delaware
The Point Associates, L.P.                           Pennsylvania
The Point Shopping Center LLC                        Pennsylvania
Swede Square Associates, L.P.                        Pennsylvania

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
Name                                          State of Organization
----                                          ---------------------
Swede Square, LLC                                    Pennsylvania
Washington Center L.L.C. 1                           Delaware
Washington Center L.L.C 2                            Delaware
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